UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street, Suite 714, West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2019, Ozop Surgical Corp. (the “Company”) entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, LLC (the “Investor”), pursuant to which the Company agreed to issue a 12% convertible redeemable promissory note (the “Note”) in the aggregate principal amount of $80,000, with an original issue discount of $2,800, in exchange for a purchase price of $77,200. The Note was funded by the Investor on May 29, 2019, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees and due diligence of $3,900. The proceeds will be used by the Company for general working capital purposes.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note matures on May 29, 2020. The Note is convertible into shares of the Company’s common stock beginning on the sixth monthly anniversary of the Note, at a conversion price equal to 58% of the average of the two lowest trading prices of the Company’s common stock for the 20 prior trading days; provided, however, that the Investor may not effect a conversion if such conversion, along with all other shares of the Company’s common stock beneficially owned by the Investor and its affiliates would exceed 4.99% of the outstanding shares of the Company’s common stock.

The Company will pay interest on the Note in Company common stock.

The Note is subject to pre-payment penalties. If the Note is prepaid at or before the 60th day after issuance, the Note must be paid at 115% of the sum of the then outstanding principal plus accrued interest. If the Note is prepaid between the 61st and 120th days after issuance, the Note must be paid at 125% of the sum of the then outstanding principal plus accrued interest. If the Note is prepaid between the 121st and 180th days after issuance, the Note must be paid at 135% of the sum of the then outstanding principal plus accrued interest. The Note may not be prepaid after the 180th day after issuance.

Pursuant to the terms of the Note, upon (i) a transfer of all of substantially all of the assets of the Company to any person in a single transaction or series of related transaction, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of common stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (each, a “Sale Event”), then, in each case, the Company must, upon request of the Investor, redeem the Note in cash for 150% of the principal amount, plus accrued by unpaid interest through the redemption date, or at the election of the Investor, the Investor may convert the unpaid principal amount of the Note (together with the amount of accrued but unpaid interest) into shares of common stock immediately prior to the Sale Event.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entireties by reference to the full text of the SPA and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in Item 1.01 above is incorporated by reference into this Item 3.02.

The issuance of the Note is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement by and between the registrant and GS Capital Partners, LLC dated as of May 29, 2019.

10.2	Convertible Redeemable Promissory Note issued on May 29, 2019 by the registrant in favor of GS Capital Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: May 31, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer